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                                                                    Exhibit 99.1

    NEWS RELEASE     NEWS RELEASE     NEWS RELEASE       NEWS RELEASE

[LOGO OF AMERICAN EXPRESS COMPANY]
                                                 Contact: Molly Faust
                                                          201/209-5595
                                                          molly.faust@aexp.com


FOR IMMEDIATE RELEASE

               AMERICAN EXPRESS RESUMES SHARE REPURCHASE PROGRAM

     NEW YORK, June 19, 2002 -- American Express Company said today that it has resumed its share repurchase program. Earlier this year, American Express indicated its intent to resume the program at the end of the second quarter. The program had been suspended at the end of the second quarter last year.

     American Express Company (www.americanexpress.com) is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance and international banking.

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